INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement, relating to 255,310 shares of Common Stock of CEL-SCI Corporation on Form S-1, of our report dated November 29, 1995, except for Note 14, as to which the date is December 23, 1995, appearing in the prospectus, which is part of such Registration Statement, and to the reference to us under the hearing "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Washington, D.C.
April 23, 1996